Exhibit 99.1
The Asia Tigers Fund, Inc. Announces New Management Agreement
NEW YORK, September 14, 2011 — The Asia Tigers Fund, Inc. (NYSE:GRR; the “Fund”) announced today that its Board of Directors has approved a new management agreement with Aberdeen Asset Management Asia Limited (“Aberdeen Asia”), subject to approval by the Fund’s stockholders. The transfer of management from Blackstone Asia Advisors L.L.C. (“BAA”) is in connection with The Blackstone Group’s exit from the business of managing publicly listed closed-end investment companies focused on Asian equity markets. If the Fund’s stockholders approve the new management agreement, Aberdeen, based in Singapore and a subsidiary of Aberdeen Asset Management PLC, will be the Fund’s investment manager and will assume responsibility for the design and implementation of the Fund’s investment program. The advisory fee rates under the new management agreement will be the same as the rates under the current agreement. Aberdeen Asia has agreed to cap total fund expenses, excluding taxation expenses and extraordinary or non-routine expenses such as those related to litigation or corporate actions, at 2.00% for three years from the date on which Aberdeen Asia begins to manage the Fund. Stockholders will be asked to consider the new management agreement at a Joint Special Meeting of Stockholders currently scheduled to be held on November 16, 2011. Aberdeen Asia is expected to become the Fund’s investment manager shortly after stockholder approval of the new management agreement.
Aberdeen Asset Management PLC (together with its subsidiaries, “Aberdeen”) is an independent asset manager founded in 1983, with $298.3 billion in assets under management (“AUM”) as of June 30, 2011. Singapore is the regional head office of Aberdeen’s Asian operations which were established in 1992. Asian equity securities in both regional and single country mandates are core investment competencies of Aberdeen. Aberdeen manages over $74 billion in Asia Pacific (excluding Japan) equity securities. Closed-end management investment companies have formed part of Aberdeen’s business since its inception and remain an important element of its client base in the United States and globally. Aberdeen currently manages 30 closed-end management investment companies with approximately $12 billion in AUM as of June 30, 2011.
The Fund is a non-diversified, closed-end management investment company that seeks long-term capital appreciation by investing primarily in Asian equity securities. The Fund conducts semi-annual repurchase offers and is traded on the New York Stock Exchange under the trading symbol “GRR.”
BAA, an affiliate of The Blackstone Group L.P., currently serves as the investment manager to the Fund.
In connection with the proposal to approve the new management agreement, the Fund intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and stockholders are advised to read the proxy statement when it becomes available because it will contain important information. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available for free at the SEC’s website, http://www.sec.gov. Copies of the proxy statement will also be mailed to each stockholder of record as of the record date for the stockholder meeting.
Contact:
Blackstone Asia Advisors L.L.C.
1-866-800-8933
This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Such forward-looking statements are based on the funds’ current plans and expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC.